Exhibit 10.6

                    AMENDMENT NO. 5 TO THE
               RETIREMENT PENSION PLAN AND TRUST
            OF CENTRAL AND SOUTHERN HOLDING COMPANY


     THIS AMENDMENT made and entered into as of this 19th day of December, 1996, by Central and Southern Holding Company, a
Georgia corporation (referred to herein as the "Corporation");

                    W I T N E S S E T H:

     WHEREAS, effective as of January 1, 1970, the Corporation adopted the Central and Southern Holding Company Retirement Plan (the "Plan") for the benefit of its eligible employees and their beneficiaries, which Plan has been amended from time to time to comply with the changes in the Internal Revenue Code and ERISA; and

     WHEREAS, pursuant to Article VII of the Plan, the Corporation retains the power to amend or terminate the Plan at any time; and

     WHEREAS, the Corporation previously amended the Plan effective as of the close of business on April 15, 1994, to provide that (i) no future benefits would accrue under the Plan for any participant after April 15, 1994, and (ii) any Participant who is actively employed by the Corporation on April 15, 1994, or any former Participant who had not yet received a distribution of his or her accrued benefit prior to April 15, 1994, would become fully vested in his or her account benefit; and

     WHEREAS, the Corporation previously executed Amendment No. 4 to the Plan which, among other actions, terminated the Plan effective as of June 1, 1996, and distributed a Notice of Intent to Terminate to Participants which reserved the right to revoke such Plan termination; and

     WHEREAS, due to fluctuating interest rates, the Corporation revoked the Plan termination which was to be effective June 1, 1996, but intends that the remaining provision of Amendment No. 4 to the Plan remain in full force and effect; and

     WHEREAS, the Corporation now deems it advisable to terminate the Plan effective as of February 1, 1997;

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and contained in the Plan, the parties hereto agree as follows:

                    1.

     Effective as of the close of business on February 1, 1997, the Plan shall terminate.

                    2.

     This Amendment No. 4 shall be effective as of December 1,
1996. Except as herein amended, the provision of this Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has executed this Amendment No. 5 as of the day and year first written above by its duly authorized corporate officers and its corporate seal to be hereunto affixed.

                              CORPORATION:

                              CENTRAL AND SOUTHERN HOLDING
                              COMPANY
(CORPORATE SEAL)


                              By:_________________________
                              Title_______________________

ATTEST:



By:________________________
Title:_____________________